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                                                                     EXHIBIT (3)



                            ELECTRO RENT CORPORATION
                     ACTION BY UNANIMOUS WRITTEN CONSENT OF
                               BOARD OF DIRECTORS
                               (November 15, 1996)
                     --------------------------------------


         Pursuant to Section 9 of ARTICLE III of the Bylaws of ELECTRO RENT CORPORATION, a California corporation, the following action is taken by the unanimous written consent of the directors with the same force and effect as the unanimous vote of the directors at a meeting held pursuant to the Bylaws:

                  RESOLVED that the second grammatical paragraph of Section 2 of
                  ARTICLE III of the By-Laws of this corporation be and the same hereby is amended to read as follows:

                           "Subject to the foregoing provisions for changing the
                  number of directors, the number of directors of this corporation has been fixed at eight (8)."



DATED:  November 15, 1996.




/s/ Gerald D. Barrone                            /s/ Nancy Y. Bekavac
-----------------------------                    -----------------------------
   Gerald D. Barrone                                 Nancy Y. Bekavac



/s/ Daniel Greenberg                               /s/ Joseph J. Kearns
-----------------------------                    -----------------------------
    Daniel Greenberg                                   Joseph J. Kearns



/s/ Michael R. Peevey                              /s/ Will Richeson, Jr.
-----------------------------                    -----------------------------
    Michael R. Peevey                                  Will Richeson, Jr.



                              /s/ William Weitzman
                         -----------------------------
                                William Weitzman